Exhibit 99.1

Diodes Incorporated Completes Acquisition of onsemi’s South Portland, Maine Wafer Fabrication Facility and Operations

PLANO, Texas – June 3, 2022 -- Diodes Incorporated (Diodes) (Nasdaq: DIOD) today announced it has completed the transaction to acquire onsemi’s wafer fabrication facility and operations located in South Portland, Maine (“SPFAB”).

As previously announced, Diodes will integrate the South Portland facility and fab operations, including the transfer of SPFAB employees to Diodes. As part of a multi-year wafer supply agreement, Diodes will continue to manufacture onsemi’s products from SPFAB as onsemi completes the transferring of this production into its other wafer fabs.

“We are pleased to successfully complete this transaction, which aligns with our strategic objective for significant revenue and gross profit dollar growth over the next several years,” said Diodes’ chairman, president and chief executive officer, Dr. Keh-Shew Lu. “First, I would like to welcome SPFAB employees to the Diodes’ family. The team’s exceptional engineering capabilities and skills will support our technical and operational performance expectations. SPFAB provides additional 200mm wafer fab capacity for analog products to accelerate our growth initiatives in the automotive and industrial end markets. This US-based facility, together with our existing facilities in Asia and Europe, further enhances our global manufacturing footprint and greatly increases Diodes’ internal capacity and competitive advantage in this supply constrained environment, while also supporting our future long-term growth. With the transaction now closed, we aim to aggressively ramp new wafer fab processes and capabilities at SPFAB in alignment with Diodes’ strategic growth plan.”

Diodes plans to utilize the facility to qualify and manufacture CMOS and BiCMOS processes to support multiple analog product lines including power management ICs, signal chain and standard products as well as several high performance discrete product lines.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, delivers high-quality semiconductor products to the world’s leading companies in the consumer electronics, computing, communications, industrial, and automotive markets. We leverage our expanded product portfolio of discrete, analog, and mixed-signal products and leading-edge packaging technology to meet customers’ needs. Our broad range of application-specific solutions and solutions-focused sales, coupled with worldwide operations of 32 sites, including engineering, testing, manufacturing, and customer service, enables us to be a premier provider for high-volume, high-growth markets. For more information visit www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements include, but are not limited to, the following: the expected benefits of the acquisition and other statements identified by words such as “aim,” anticipates,” “estimates,” “expects,” “projects,” “plans,” “will,” and similar expressions. Potential risks and uncertainties include, but are not limited to, such factors as: the risk that the COVID-19 pandemic may continue and have a material adverse effect on customer demand and staffing of our production, sales, and administration facilities; the risk that expectations may not be met; the risk that SPFAB operations will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized, including the realization of the anticipated cost savings, revenue, and profit dollar growth prospects and any other synergies expected from the acquisition and the expected benefits of the new multi-year wafer supply agreement; the risk that SPFAB’s standards, procedures, and controls will not be brought into conformance within Diodes’ operation; difficulties in transitioning and retaining SPFAB employees following the acquisition; difficulties coordinating management and other critical personnel, and increasing the scope, geographic diversity, and complexity of Diodes’ operations; difficulties in consolidating facilities and transferring processes and know-how; the diversion of our management’s attention from the management of our current business; the risk that the cost, expense, and diversion of management attention associated with the acquisition may be greater than we currently expect; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs, and loadings in our manufacturing facilities; the risk that we may not be able to increase our automotive, industrial, or other revenue and market share; risks of domestic and foreign operations, including excessive operating costs, labor shortages, higher tax rates, and our joint venture prospects; the risks of cyclical downturns in the semiconductor industry and of changes in end-market demand or product mix that may affect gross margin or render inventory obsolete; the risk of unfavorable currency exchange rates; the risk that our future outlook or guidance may be incorrect; the risks of global economic weakness or instability in global financial markets; the risks of trade restrictions, tariffs, or embargoes; the risk that the coronavirus outbreak or other similar epidemics may harm our domestic or international business operations to a greater extent than we currently anticipate; the risk of breaches of our information technology systems; and other information, including the “Risk Factors” detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission. Diodes assumes no obligation to update such information, except as may be required by law. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof.

The DIODES logo is a registered trademark of Diodes Incorporated in the United States and other countries. DIODES is a trademark of Diodes Incorporated in the United States and other countries.

Company Contact:
Gurmeet Dhaliwal
Diodes Incorporated
Director, IR & Corporate Marketing
P: 408-232-9003
E: Gurmeet_Dhaliwal@diodes.com

Investor Relations Contact:
Leanne Sievers
Shelton Group for Diodes Incorporated
President, Investor Relations
P: 949-224-3874
E: lsievers@sheltongroup.com